Exhibit 99.1

Investor Relations Contact:

Lori Owen

Xilinx, Inc.

(408) 879-6911

ir@xilinx.com

XILINX ANNOUNCES SECOND QUARTER FISCAL 2007 RESULTS; $0.27 EPS

SAN JOSE, CA, OCTOBER 19, 2006 — Xilinx, Inc. (Nasdaq: XLNX) today announced net revenues of $467.2 million in the second quarter of fiscal 2007, down 3% sequentially from the prior quarter and up 17% from the same quarter a year ago. Second quarter net income of $93.0 million, or $0.27 per diluted share, increased 13% from the prior quarter, and included stock-based compensation of $21.9 million.

Xilinx also announced that its Board of Directors declared a quarterly cash dividend of $0.09 per outstanding share of common stock, payable on December 6, 2006 to all stockholders of record at the close of business on November 15, 2006.

Additional second quarter comparisons are represented in the chart below:

GAAP Results

(In millions, except EPS)

				Growth Rates
	Q2 FY 2007	Q1 FY 2007	Q2 FY 2006	Q-T-Q	Y-T-Y
Net revenues	$467.2	$481.4	$398.9	-3%	17%
Operating income	$93.2	$93.1	$82.3	0%	13%
Net income	$93.0	$82.5	$85.6	13%	9%
Diluted earnings per share	$0.27	$0.24	$0.24	13%	13%

Results excluding the effects of stock-based compensation

(In millions, except EPS)

				Growth Rates
	Q2 FY 2007	Q1 FY 2007	Q2 FY 2006	Q-T-Q	Y-T-Y
Net revenues	$467.2	$481.4	$398.9	-3%	17%
Operating income	$115.1	$122.1	$82.3	-6%	40%
Net income	$109.9	$105.5	$85.6	4%	28%
Diluted earnings per share	$0.32	$0.30	$0.24	7%	33%

Sales to wireline and wireless communications end markets were particularly weak during the quarter as a result of inventory rebalancing and consolidation activity among several large customers.  All other end markets were up sequentially with the Industrial and Other category posting the strongest sales growth due primarily to strength from defense applications.

“In spite of a seasonally weak quarter, I am pleased with the growth of our New Products, which increased 18% sequentially.  Sales from 90-nanometer (nm) and 65nm products were particularly strong during the quarter representing over 20% of total sales, up from less than 10% a year ago.  Our success on these process nodes is a reflection of our clear technology leadership,” said Wim Roelandts, Xilinx chief executive officer.  “Additionally, the rollout of our latest Virtex™-5 family, the industry’s first field programmable gate array (FPGA) family on 65nm technology, remains on schedule and significantly ahead of competition.”

Business Review — September Quarter FY07

•                  Total inventory days at Xilinx and distribution were 126 days, up from 117 days last quarter.

•                  Accounts receivable days sales outstanding were 36, up from 29 in the prior quarter.

•                  Capital expenditures and depreciation were both $13 million.

Net Revenues by Geography:

	Percentages			Growth Rates
	Q2 FY 2007	Q1 FY 2007	Q2 FY 2006	Q-T-Q	Y-T-Y
North America	40%	39%	41%	-1%	15%
Europe	23%	24%	20%	-7%	34%
Japan	12%	11%	16%	6%	-14%
Asia Pacific/ROW	25%	26%	23%	-5%	29%

Net Revenues by End Market:

	Percentages			Growth Rates
	Q2 FY 2007	Q1 FY 2007	Q2 FY 2006	Q-T-Q	Y-T-Y
Communications	45%	49%	48%	-9%	10%
Industrial & Other	29%	26%	24%	5%	37%
Consumer & Automotive	16%	15%	15%	1%	28%
Data Processing	10%	10%	13%	2%	-6%

Net Revenues by Product*:

	Percentages			Growth Rates
	Q2 FY 2007	Q1 FY 2007	Q2 FY 2006	Q-T-Q	Y-T-Y
New	22%	18%	12%	18%	125%
Mainstream	54%	59%	60%	-10%	6%
Base	18%	17%	22%	-2%	-6%
Support	6%	6%	6%	-1%	12%

*Products are classified as follows:

New products: Virtex-5, Virtex-4, Spartan™-3, Spartan-3E, and CoolRunner™- II products

Mainstream products: Virtex-II Pro, Virtex-II, Spartan-IIE, Spartan-II, CoolRunner, Virtex-E products

Base products: Virtex, XC3000, XC3100, XC4000, XC4000XL, XC4000XLA, XC4000XV, XC4000E, XC4000EX, XC5200, XC9500, XC9500XL, XC9500XV and Spartan products

Support products: Configuration solutions, HardWire, Software & Support/Services

Highlights — September quarter fiscal 2007:

•                        Xilinx continued to expand its leadership in 65nm technology and began shipments of Virtex-5 LXT FPGAs.  The LXT platform is the second of four Virtex-5 platforms that Xilinx has begun shipping and features the industry’s lowest power 65nm transceivers. Xilinx’s 8.2i Integrated Software Environment (ISE™) offers full support for Virtex-5 devices, including the Virtex-5 LX330 FPGA, the industry’s highest density 65nm FPGA.  Xilinx remains the only PLD company to ship 65nm products.

2

•                        For the third consecutive year Xilinx earned the highest ranking for FPGA-level EDA vendor usage among respondents in the FPGA EDA tool vendor survey conducted by EE Times, part of CMP Technology LLC. In addition, Xilinx ranked number one in all the categories covering the “most important attributes in selecting an FPGA EDA tool vendor” and scored higher than any other FPGA vendor in user satisfaction. Xilinx top rating is strong testament to its excellence in design tools technology, support and services and the Company’s total solutions approach to handling today’s complex system designs.

Business Outlook — December Quarter FY07

•                        Revenues expected to increase 2% to 5% sequentially.

•                        Gross margin expected to be 61% to 62%, including approximately $2 million of stock-based compensation charges.

•                        R&D and SG&A expenses are expected to be approximately flat sequentially, including approximately $20 million of stock-based compensation.

•                        Other income expected to be approximately $18 million.

•                        Tax rate is expected to be approximately 23% — 24%.

•                        Fully diluted share count expected to decrease to approximately 340 million shares.

Business Update — December Quarter FY07

The Company expects to issue a third quarter business update press release after the market closes on Thursday, December 7, 2006.  Financial guidance to the investment community will be limited to the points mentioned in the business update document.  Please sign up for a push email alert, which is available from our investor relations web site at http://www.investor.xilinx.com.

This release contains forward-looking statements and projections. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the general health of global economies as well as of the semiconductor industry, the health of our end markets and our customers’ customers, our ability to forecast end customer demand, customer acceptance of our new products, the ability of our customers to manage their inventories, a high dependence on turns business, higher-than-anticipated product delinquencies, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to secure meaningful wafer capacity from our suppliers, our ability to secure adequate test, packaging and assembly capacity from our suppliers, our ability to successfully manage production at multiple foundries, variability in wafer pricing, and other risk factors listed in our most recent Form 10-K.

About Xilinx

Xilinx, Inc. (NASDAQ: XLNX) is the worldwide leader of programmable logic solutions. Additional information about Xilinx is available at http://www.xilinx.com.

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XILINX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	Sept. 30,	Oct. 1,	Jul. 1,	Sept. 30,	Oct. 1,
	2006	2005	2006	2006	2005
Net revenues	$467,180	$398,929	$481,362	$948,542	$804,308
Cost of revenues	180,580	153,968	192,059	372,639	312,450
Gross margin	286,600	244,961	289,303	575,903	491,858

Operating expenses:
Research and development	95,951	79,953	97,582	193,533	158,657
Selling, general and administrative	95,462	77,744	94,418	189,880	153,731
Amortization of acquisition-related intangibles	2,031	1,755	2,031	4,062	3,511
Stock-based compensation related to prior years	—	—	2,209	2,209	—
Litigation settlements and contingencies	—	3,165	—	—	3,165
Total operating expenses	193,444	162,617	196,240	389,684	319,064

Operating income	93,156	82,344	93,063	186,219	172,794
Impairment loss on investments	—	—	(437)	(437)	—
Interest income and other, net	26,132	15,910	14,841	40,973	25,253

Income before income taxes	119,288	98,254	107,467	226,755	198,047
Provision for income taxes	26,242	12,656	24,976	51,218	35,608

Net income	$93,046	$85,598	$82,491	$175,537	$162,439

Basic net income per common share	$0.27	$0.25	$0.24	$0.52	$0.46
Diluted net income per common share	$0.27	$0.24	$0.24	$0.51	$0.45
Cash dividends declared per common share	$0.09	$0.07	$0.09	$0.18	$0.14

Common and equivalent shares used in computing net income per share amounts:
Basic	339,431	349,254	341,853	340,845	350,165
Diluted	343,192	356,360	348,988	346,734	357,384

XILINX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	Sept. 30,	Apr. 1,
	2006	2006
	(Unaudited)	(1)

ASSETS
Current assets
Cash, cash equivalents and short-term investments	$1,227,352	$984,917
Investment in United Microelectronics Corporation, current portion	11,506	37,285
Accounts receivable, net	186,224	194,205
Inventories	198,958	201,029
Deferred tax assets and other current assets	242,758	230,812

Total current assets	1,866,798	1,648,248

Net property, plant and equipment	359,736	358,257
Long-term investments	552,260	616,296
Investment in United Microelectronics Corporation, net of current portion	65,164	239,209
Other assets	290,380	311,537

Total Assets	$3,134,338	$3,173,547

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$237,757	$218,466
Deferred income on shipments to distributors	109,775	126,558

Total current liabilities	347,532	345,024

Deferred tax liabilities	83,596	92,153
Other long-term liabilities	5,043	7,485

Stockholders' equity	2,698,167	2,728,885

Total Liabilities and Stockholders' Equity	$3,134,338	$3,173,547

(1)           Derived from audited financial statements

Xilinx, Inc.
RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	Sept. 30,	July 1,	Sept. 30,
	2006	2006	2006

GAAP OPERATING INCOME	$93,156	$93,063	$186,219
Adjustment for stock-based compensation within:
Cost of revenues	2,426	3,642	6,068
Research and development	9,810	12,364	22,174
Selling, general and administrative	9,670	10,802	20,472
Stock-based compensation related to prior years	—	2,209	2,209
NON-GAAP OPERATING INCOME	$115,062	$122,080	$237,142

GAAP NET INCOME	$93,046	$82,491	$175,537
Adjustment for stock-based compensation within:
Cost of revenues	2,426	3,642	6,068
Research and development	9,810	12,364	22,174
Selling, general and administrative	9,670	10,802	20,472
Stock-based compensation related to prior years	—	2,209	2,209
Provision for income taxes	(5,016)	(5,986)	(11,002)
NON-GAAP NET INCOME	$109,936	$105,522	$215,458

GAAP DILUTED NET INCOME PER COMMON SHARE	$0.27	$0.24	$0.51
Adjustment for stock-based compensation	0.05	0.06	0.11
NON-GAAP DILUTED NET INCOME PER COMMON SHARE	$0.32	$0.30	$0.62

GAAP DILUTED SHARES	343,192	348,988	346,734
Adjustment for stock-based compensation	(739)	(2,340)	(1,855)
NON-GAAP DILUTED SHARES	342,453	346,648	344,879

GAAP GROSS MARGIN PERCENTAGE	61.3%	60.1%	60.7%
Adjustment for stock-based compensation	0.6%	0.8%	0.7%
NON-GAAP GROSS MARGIN PERCENTAGE	61.9%	60.9%	61.4%

GAAP OPERATING MARGIN PERCENTAGE	19.9%	19.3%	19.6%
Adjustment for stock-based compensation	4.7%	6.1%	5.4%
NON-GAAP OPERATING MARGIN PERCENTAGE	24.6%	25.4%	25.0%

GAAP NET MARGIN PERCENTAGE	19.9%	17.1%	18.5%
Adjustment for stock-based compensation	3.6%	4.8%	4.2%
NON-GAAP NET MARGIN PERCENTAGE	23.5%	21.9%	22.7%

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude the effects of stock-based compensation and the requirements of Statement of Financial Accounting Standards No. 123(R), "Share-based Payment" (SFAS 123(R)). The non-GAAP financial measures used by management and disclosed by the Company exclude the statement of income effects of all forms of stock-based compensation and the effects of SFAS 123(R) upon the number of diluted shares used in calculating non-GAAP net income per share.  These non-GAAP financial measures are not in accordance with or an alternative for GAAP measures and may be different from, and therefore not comparable to, non-GAAP measures used by other companies. The Company has provided reconciliations of the non-GAAP measures to the most directly comparable GAAP measures. Xilinx believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures and our reconciliations, provides useful information to management and investors regarding financial and business trends relating to Xilinx’s financial condition and results of operations.  For additional information regarding these non-GAAP financial measures and their use by Company management, see the Form 8-K dated October 19, 2006 that Xilinx has filed with the SEC.